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                                                                Exhibit 99.B5(b)


                        NOTIFICATION OF ADDITIONAL PORTFOLIOS

          Tax-Exempt New York Money Market Fund, a Massachusetts business trust (the "Fund"), pursuant to Paragraph 2 of the Investment Management Agreement ("Management Agreement") dated January 4, 1996 between the Fund and Kemper Financial Services, Inc. (currently named Zurich Kemper Investments, Inc.) (the "Adviser") hereby notifies the Adviser that it desires to retain the Adviser to render investment advisory and management services under the Management Agreement for the Investors Florida Municipal Cash Fund, Investors New Jersey Municipal Cash Fund and Investors Pennsylvania Municipal Cash Fund.

          Dated: May 19, 1997

                                      TAX-EXEMPT NEW YORK MONEY MARKET FUND

                                      By:  Stephen B. Timbers
                                         ----------------------------------

                                      Title:  President
                                            -------------------------------

          Attest:  Elizabeth C. Werth
                 ------------------------

          Title:  Assistant Secretary
                -------------------------

               Adviser, pursuant to said Paragraph 2 of the Management Agreement, hereby notifies the Fund that it is willing to render the aforesaid services for the Investors Florida Municipal Cash Fund, Investors New Jersey Municipal Cash Fund and Investors Pennsylvania Municipal Cash Fund and acknowledges that each of Investors Florida Municipal Cash Fund, Investors New Jersey Municipal Cash Fund and Investors Pennsylvania Municipal Cash Fund shall hereby become a "Portfolio" and collectively "Portfolios" under the Management Agreement.

                                      ZURICH KEMPER INVESTMENTS, INC.

                                      By:  Patrick H. Dudasik
                                         ----------------------------------
                                              Executive Vice President,
                                      Title:  Chief Financial Officer
                                            -------------------------------

          Attest:  Philip J. Collora
                 ------------------------
          Title:  Assistant Secretary
                -------------------------